Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Samuel G. Stone
Date Submitted: January 29, 2013	Executive Vice President and
NASDAQ Symbol: FBMI	Chief Financial Officer
(989) 466-7325

Firstbank Corporation Announces Cash Dividend on Series A Preferred Stock

Alma, MI (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that the Board of Directors declared the specified quarterly cash dividend at the annual rate of 5% on its Series A Preferred Stock. The dividend amounts to $12.50 per $1,000 liquidation value share and is to be paid February 15, 2013, to Series A Preferred stockholders of record as of January 31, 2013.

As previously announced, the Board will next consider a cash dividend on common stock at its February, 2013, meeting for payment in March of 2013.

Firstbank Corporation, headquartered in Alma, Michigan, is a bank holding company using a community bank local decision-making format with assets of $1.5 billion and 51 banking offices serving Michigan’s Lower Peninsula.